                                                                       EXHIBIT 3

                               SECURITY AGREEMENT

         This Security Agreement (this "Agreement") is entered into as of August 12, 2002, by and between iPrint Technologies, Inc., a Delaware corporation ("Borrower"), whose address is 3073 Corvin Drive, Santa Clara, California 95051, and MadeToOrder.com, Inc., a Delaware corporation ("Lender"), whose address is 200 Chesapeake Drive, Redwood City, California 94063.

                                    Recitals

         A. Borrower has executed that certain Subordinated Secured Promissory Note, dated August 12, 2002 (as amended, modified and supplemented from time to time, the "Promissory Note"), in the original principal amount of $1,000,000, payable to Lender.

         B. Borrower and Lender have entered into the Letter Agreement dated August 12, 2002, relating to sale to Lender by Borrower of certain of the assets of Borrower and assumption by Lender of certain of the liabilities of Borrower ("Letter Agreement").

         C. Certain of Borrower's stockholders (the "Majority Stockholders") have entered into a Stockholders Agreement and Irrevocable Proxy (the "Stockholders Agreement") in support of the transactions described in the Letter Agreement. This Agreement, the Promissory Note, the Letter Agreement, and the Stockholders Agreement, together, are the "Operative Documents".

         D. Borrower has outstanding certain obligations to Comerica Bank - California ("Comerica") pursuant to the Revolving Loan and Security Agreement, dated November 1, 2001, by and between Borrower and Comerica (as amended, modified and supplemented from time to time, the "Senior Debt").

         E. As a condition precedent to advancing funds under the Promissory Note, Lender has required Borrower to execute and deliver this Agreement.

                                    Agreement

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Creation of Security Interest. In order to secure the payment and performance of the Secured Obligations (as defined below), Borrower hereby assigns, pledges and grants to Lender, a security interest in all of Borrower's right, title and interest in and to the following property of Borrower (collectively, the "Collateral"), in each case whether now owned or hereafter at any time acquired by Borrower and wherever located: accounts, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, letter-of-credit rights, general intangibles, supporting obligations, money, Intellectual Property Collateral (as defined below) and all proceeds and products of the foregoing. Borrower shall not be deemed to have granted a security interest in any of Borrower's rights and interests in any license or agreement to which it is a party or any of its right thereunder to the extent, but only to the extent that, (A) such grant is prohibited by law, provided, however, that immediately upon such legal prohibition terminating, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and provisions as if such prohibition had never been in effect, or (B) such grant would, under the terms of such license or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license or agreement (other than to the extent that such term would be rendered ineffective pursuant to the UCC (as defined below) or any other applicable law), provided, however, that immediately upon the ineffectiveness, lapse or termination of such provision, the Collateral shall include, and such Borrower shall be deemed to have granted a security interest in, all such rights and provisions as if such term had never been in effect.

         For purposes of the foregoing, "Intellectual Property Collateral" shall mean: (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by Borrower, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule 1(a), as the same may be amended pursuant hereto from time to time) (collectively, the "Trademarks"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule 1(a), as the same may be amended pursuant hereto from time to time) (the "Trademark Registrations"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the "Trademark Rights"), and all goodwill of Borrower's business symbolized by the Trademarks and associated therewith (the "Associated Goodwill"); (ii) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by Borrower and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by Borrower in whole or in part (including, without limitation, the patents and patent applications listed in Schedule 1(b), as the same may be amended pursuant hereto from time to time), all rights (but not obligations) corresponding thereto (including, without limitation, the right (but not the obligation), exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of Borrower or in the name of Lender), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patents"); and all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by Borrower (including, without limitation, the works listed on Schedule 1(c), as the same may be amended pursuant hereto from time to time) (collectively, the "Copyrights"), all copyright registrations issued to Borrower and applications for copyright registration that have been or may hereafter be issued or applied for thereon by Borrower in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on Schedule 1(c), as the same may be amended pursuant hereto from time to time) (collectively, the "Copyright Registrations"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "Copyright Rights"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Borrower), authored (as a work for hire for the benefit of Borrower), or acquired by Borrower, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue for past, present and future infringements of the Copyrights and Copyright Rights; it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Borrower pertaining to applications related to Intellectual Property Collateral and Intellectual Property Collateral presently or in the future owned or used by third parties but, in the case of third parties which are not affiliates of Borrower, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties.

         2. Secured Obligations. For purposes of this Agreement, "Secured Obligations" shall mean any and all indebtedness, obligations and liabilities of Borrower to Lender, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under any of the Operative Documents. This Agreement does not secure any obligation described above which is secured by a consensual lien on real property.

         3. Perfection of Security Interests.

            (a) Filing of Financing Statement. Borrower authorizes Lender to file financing statements describing the Collateral.

            (b) Possession. Borrower shall have possession of the Collateral, except (i) where expressly otherwise provided in this Agreement or (ii) where Lender chooses to perfect it security interest by possession in addition to the filing of a financing statement. If any Collateral is in the possession of a third party, Borrower will join with Lender in notifying such third party of Lender's security interest and obtaining an acknowledgement from such third party that it is holding the Collateral for the benefit of Lender.

            (c) Control. Borrower will cooperate with Lender in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper.

            (d) Marking of Chattel Paper. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper.

         4. Representation and Warranties. Borrower represents and warrants as follows:

            (a) Title to Collateral. Borrower has right in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except (i) as created by this Agreement, (ii) as granted to Comerica to secure the Senior Debt and (iii) Permitted Liens. For purposes of this Agreement, Permitted Liens shall mean the following: (a) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, (b) liens (i) upon or in any equipment acquired or held by Borrower to secure the purchase price (to include for this purpose, shipping, tax and installation charges financed by the person holding the security interest) of such equipment and software of such equipment or indebtedness incurred solely for the purpose of financing the acquisition and installation of such equipment and related software, or (ii) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (c) liens consisting of leases or subleases and licenses or sublicenses or licenses; (d) liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons imposed without action of such parties, either not delinquent or being contested in good faith by appropriate proceedings, (e) liens incurred or deposits made in the ordinary course of the Borrowers' business in connection with worker's compensation, unemployment insurance, social security and other like laws, and (f) a lien on a certain mobile storage trailor granted in favor of Williams Scottsman, Inc.

            (b) Location of Collateral. All of the Collateral, including without limitation the books and records related thereto, are located at the addresses set forth in Schedule 2 hereto.

            (c) Location of Borrower. Borrower is a corporation with the exact legal name set forth in the first paragraph hereof, is organized and registered under the law of the state of Delaware, and has an organizational number of 77-0436465.

            (d) No Conflict. The execution, delivery and performance of this Agreement by Borrower and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Borrower is a party; or (ii) conflict with any law, order, rule or regulation of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Borrower or its properties.

            (e) Intellectual Property Collateral. A true and complete list (i) of all Trademark Registrations and Trademark Applications owned, held (whether pursuant to a license or otherwise) or used by Borrower, in whole or in part, is set forth on Schedule 1(a); (ii) a true and complete list of all Patents held (whether pursuant to a license or otherwise) or used by Borrower, in whole or in part, is set forth on Schedule 1(b); and (iii) a true and complete list of all Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) by Borrower, in whole or in part, is set forth on Schedule 1(c).

            (f) Perfection. The security interests in the Collateral granted to Lender hereunder constitute valid security interests in the Collateral securing payment of the Secured Obligations. Upon the filing of UCC financing statements naming Borrower as "debtor" and Lender as "secured party" with the Secretary of State of the State of Delaware, and in the case of the Intellectual Property Collateral, in addition the filing of a Grant of Trademark Security Interest, substantially in the form of Exhibit I, and a Grant of Patent Security Interest, substantially in the form of
     Exhibit II, with the United States Patent and Trademark Office, and the filing of a Grant of Copyright Security Interest, substantially in the form of Exhibit III, with the United States Copyright Office, the security interests in the Collateral granted to Lender will, to the extent a security interest in the Collateral may be perfected by filing UCC financing statements and, in the case of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, by the due filing of a Grant of Trademark Security Interest and Grant of Patent Security Interest with the United States Patent and Trademark Office and a Grant of Copyright Security Interest with the United States Copyright Office, constitute perfected security interests therein.

         5. Covenants. Borrower covenants and agrees as follows:

            (a) Change in Name or Corporate Structure. Borrower shall not change its name, the state of its organization or it organizational structure without providing Lender with 30 days' prior written notice.

            (b) Location of Collateral. Borrower shall keep all of the Collateral, including without limitation the books and records related thereto, at the locations set forth in Schedule 2 hereto; provided that Borrower may keep Collateral at any new location so long as Borrower provides Lender with 30 days' prior written notice of any such location.

            (c) Collection Rights. Subject to the terms of the Promissory Note regarding the subordination of the Secured Obligations (the "Subordination Provisions"), Lender shall have the right at any time to enforce Borrower's rights against account debtors and obligors.

            (d) No Transfer. Except for sales of inventory in the ordinary course of Borrower's business, Lender does not authorize and Borrower agrees not to (i) make any sales or leases of any of the Collateral; (ii) exclusively license any of the Collateral;

     or (iii) grant a security interest or lien in any of the Collateral, other than to secure the Senior Debt.

         6. Right to Enter. Lender shall have, during normal business hours and upon reasonable notice, the right to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing an audit, making copies of records, observing the use of any part of the Collateral, protecting Lender's security interest in the Collateral, or otherwise determining whether Borrower is in compliance with the terms of this Agreement.

         7. Further Assurances. Borrower shall promptly execute and deliver any further instrument, document or notice as may be necessary, desirable or which Lender may reasonably require in order to create, perfect and preserve the perfection and the priority of the security interests granted or purported to be granted under this Agreement. Without limiting the generality of the foregoing, if Borrower shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent; or (ii) any Copyright Registration, application for Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Borrower shall promptly notify Lender in writing of any of the foregoing rights acquired by Borrower after the date hereof and of
(a) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made, and (b) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; and (3) Copyright Registration, Borrower shall execute and deliver to Lender and Lender may record in all places where this Agreement is recorded a Security Agreement Supplement, substantially in the form of Exhibit IV, pursuant to which Borrower shall grant to Lender a security interest to the extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of Borrower, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Lender, Borrower shall give written notice to Lender as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be.

         8. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

            (a) Payments. Borrower shall fail to make any payment required under this Agreement or the Promissory Note when such payment is due;

            (b) Representations and Warranties. Any representation or warranty made by Borrower in this Agreement or the Promissory Note or which is contained in any certificate, document or financial or other written statement furnished at any time pursuant hereto or thereto shall prove to have been untrue, incorrect or misleading in any material respect when made;

            (c) Other Covenants. Borrower or any of the Majority Stockholders shall fail to duly observe or perform any material covenant or agreement contained in any Operative Document;

            (d) Collateral. Any judgment or levy of any attachment, execution or other process against any all or any portion of the Collateral shall be entered and such judgment shall not be satisfied, or such levy, execution or other process shall not be removed within 20 calendar days after the entry or levy thereof, or at least three calendar days prior to the time of any proposed sale under any such judgment or levy; or

            (e) Insolvency. Borrower commences any bankruptcy, reorganization, arrangement or adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding under any federal, state or other law for the relief of debtors (an "Insolvency Proceeding"); Borrower fails to obtain the dismissal, within 30 days after the commencement thereof, of any Insolvency Proceeding instituted by one or more third parties, fails actively to oppose any such Insolvency Proceeding, or, in any such Insolvency Proceeding, defaults or files an answer admitting the material allegations upon which such Insolvency Proceeding was based or alleges its willingness to have an order for relief entered; or any receiver, trustee or custodian is appointed to take possession of all or any substantial portion of the assets of Borrower.

During the continuance of an Event of Default, subject to the Subordination Provisions, Lender may declare all Secured Obligations to be immediately due and payable; provided that upon the occurrence of an Event of Default under clause
(d) above, all Secured Obligations shall become immediately due and payable without presentment, demand, protest of notice of any kind in connection with this Agreement. Lender shall also have, subject to the Subordination Provisions, all other rights and remedies available at law or in equity, including, without limitation those available to a secured party under the Uniform Commercial Code as in effect in the state of California (the "UCC").

         9. Foreclosure Procedures.

            (a) Delay; Waiver. No delay in enforcing or failing to enforce any right under this Agreement by Lender shall constitute a waiver by Lender of such right. No waiver by Lender of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

            (b) Notices. Lender shall give Borrower such notice of any private or public sales as may be required by the UCC.

            (c) No Obligation to Pursue Others. Lender has no obligation to attempt to satisfy the Secured Obligations by collecting them from any third party liable for them and Lender may release, modify or waive any collateral provided by any third party to secure any of the Secured Obligations, all without affecting Lender's right against Borrower. Borrower waives any right it may have to require Lender to pursue any third party for any of the Secured Obligations.

            (d) Warranties. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

            (e) No Marshaling. Lender has no obligation to marshal any asset in favor of Borrower, or against or in payment of any of the Security Obligations or any other obligation owed by Borrower to Lender.

        10. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses, including legal fees, incurred or paid by Lender in exercising its rights and remedies or protecting its interests hereunder.

        11. Right of Set Off. In addition to and not in limitation of any other right or remedy hereunder, but subject to the Subordination Provisions, Lender shall have, at any time, the right to set off any indebtedness or obligation of Borrower against any indebtedness or obligation of Lender to Borrower, without notice to or demand upon Borrower, any guarantor of any such indebtedness or obligation or any other person, whether or not such obligation or indebtedness is liquidated, contingent or mature at the time of such offset and however such indebtedness or obligations were created or incurred.

        12. Notices. All notices, requests and other communications required or permitted to be made hereunder shall, except as otherwise provided, be in writing and may be delivered personally or sent by telecopy, overnight courier or certified mail, postage prepaid, to the parties addressed as set forth in the first paragraph hereof. Such notices, requests and other communications sent shall be effective upon receipt, unless sent by (i) overnight courier, in which case they shall be effective exactly one business day after deposit with such overnight courier, or (ii) mail, in which case they shall be effective three business days after deposit in the United States mail. Either party may change its address or other information by giving notice thereof to the other party hereto in conformity with this section.

        13. Termination of Security Agreement. This Security Agreement and the security interest hereunder shall terminate upon the full and final payment in cash and performance of all the Secured Obligations. Notwithstanding anything to the contrary herein, this Security Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Lender in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Lender upon or in connection with an Insolvency Proceeding of Borrower or otherwise, all as though such payment had not been made.

        14. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

        15. Amendments. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         16. Entire Agreement. This Agreement and the Promissory Note are intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         17. Severability. If any provision or obligation of this Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

         18. Successors and Assigns. All rights of Lender hereunder shall inure to the benefit of its successor and assigns. Borrower shall not assign any of its interest under this Agreement without the prior written consent of Lender. Any purported assignment inconsistent with this provision shall, at the option of Lender, be null and void.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that the UCC provides for the application of a law of another state as it relates to perfection of security interests.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

                     [remainder of page intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective officers as of the date first above written.

                                         IPRINT TECHNOLOGIES, INC.,
                                         a Delaware corporation

                                         By:   /s/ Monte D. Wood
                                              ----------------------------------
                                              Name: Monte D. Wood
                                              Title:  President and CEO

                                         MADETOORDER.COM, INC.,
                                         a Delaware corporation


                                         By:   /s/ Brett Walter
                                              ----------------------------------
                                              Name:  Brett Walter
                                              Title: Chairman

                                                                       EXHIBIT I
                                                           TO SECURITY AGREEMENT

                 [FORM OF GRANT OF TRADEMARK SECURITY INTEREST]

                      GRANT OF TRADEMARK SECURITY INTEREST

         WHEREAS, iPrint Technologies, Inc., a Delaware corporation ("Borrower"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

         WHEREAS, Borrower, has entered into a Secured Promissory Note, dated as of August 12, 2002, with MadeToOrder.com, Inc., a Delaware corporation ("Lender"); and

         WHEREAS, pursuant to the terms of a Security Agreement dated as of August 12, 2002 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among Borrower and Lender, Borrower has agreed to create in favor of Lender a secured and protected interest in, and Lender has agreed to become a secured creditor with respect to, the Trademark Collateral;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (the "Trademark Collateral"):

             (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by Borrower, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule A (collectively, the "Trademarks"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule A (the "Trademark Registrations"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the "Trademark Rights"), and all goodwill of Borrower's business symbolized by the Trademarks and associated therewith (the "Associated Goodwill"); and

             (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term "proceeds" includes whatever is receivable or received when Trademark Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

         Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and Borrower shall be not deemed to have granted a security interest in, any of Borrower's rights or interests in any license, contract or agreement to which Borrower is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under applicable law or the terms of such license, contract or agreement or otherwise, result in a violation of such law or a breach of the terms of, or constitute a default under any license, contract or agreement to which Borrower is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such law or provision, the Trademark Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such law or provision had never been in effect.

         Borrower does hereby further acknowledge and affirm that the rights and remedies of Lender with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, Borrower has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the 12th day of August, 2002.

                                        IPRINT TECHNOLOGIES, INC.,
                                        a Delaware corporation

                                        By: _________________________________
                                          Name:
                                          Title:

                                   SCHEDULE A
                                       TO
                      GRANT OF TRADEMARK SECURITY INTEREST

                      United States
                        Trademark            Registration       Registration
Registered Owner       Description              Number              Date
----------------       -----------              ------              ----

                                                                      EXHIBIT II
                                                           TO SECURITY AGREEMENT

                   [FORM OF GRANT OF PATENT SECURITY INTEREST]

                        GRANT OF PATENT SECURITY INTEREST

          WHEREAS, iPrint Technologies, Inc., a Delaware corporation ("Borrower"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

          WHEREAS, Borrower, has entered into a Secured Promissory Note, dated as of August 12, 2002, with MadeToOrder.com, Inc., a Delaware corporation ("Lender"); and

          WHEREAS, pursuant to the terms of a Security Agreement dated as of August 12, 2002 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among Borrower and Lender, Borrower has agreed to create in favor of Lender a secured and protected interest in, and Lender has agreed to become a secured creditor with respect to, the Patent Collateral;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (the "Patent Collateral"):

     (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by Borrower and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by Borrower in whole or in part (including, without limitation, the patents and patent applications listed in Schedule A), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patents"); and

     (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term "proceeds" includes whatever is receivable or received when Patent Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

         Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include, and Borrower shall be not deemed to have granted a security interest in, any of Borrower's rights or interests in any license, contract or agreement to which Borrower is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under applicable law or the terms of such license, contract or agreement or otherwise, result in a violation of such law or a breach of the terms of, or constitute a default under any license, contract or agreement to which Borrower is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such law or provision, the Patent Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such law or provision had never been in effect.

         Borrower does hereby further acknowledge and affirm that the rights and remedies of Lender with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, Borrower has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the 12th day of August, 2002.

                                      IPRINT TECHNOLOGIES, INC.,
                                      a Delaware corporation

                                      By: _____________________________
                                        Name:
                                        Title:

                                   SCHEDULE A
                                       TO
                        GRANT OF PATENT SECURITY INTEREST

Patents Issued:
---------------

      Patent No.              Issue Date          Invention          Inventor
      ----------              ----------          ---------          --------


Patents Pending:
----------------

  Applicant's          Date          Application
     Name              Filed            Number          Invention     Inventor
     ----              -----            ------          ---------     --------

                                                                     EXHIBIT III
                                                           TO SECURITY AGREEMENT

                 [FORM OF GRANT OF COPYRIGHT SECURITY INTEREST]

                      GRANT OF COPYRIGHT SECURITY INTEREST

         WHEREAS, iPrint Technologies, Inc., a Delaware corporation ("Borrower"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

         WHEREAS, Borrower, has entered into a Secured Promissory Note, dated as of August 12, 2002, with MadeToOrder.com, Inc., a Delaware corporation ("Lender"); and

         WHEREAS, pursuant to the terms of a Security Agreement dated as of August 12, 2002 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among Borrower and Lender, Borrower has agreed to create in favor of Lender a secured and protected interest in, and Lender has agreed to become a secured creditor with respect to, the Copyright Collateral;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (the "Copyright Collateral"):

     (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works listed on Schedule A, as the same may be amended pursuant hereto from time to time) (collectively, the "Copyrights"), all copyright registrations issued to Borrower and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on Schedule A, as the same may be amended pursuant hereto from time to time) (collectively, the "Copyright Registrations"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "Copyright Rights"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Borrower), authored (as a work for hire for the benefit of Borrower), or acquired by Borrower, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of Borrower or in the name of Lender for past, present and future infringements of the Copyrights and Copyright Rights; and

         (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term "proceeds" includes whatever is receivable or received when Copyright Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

              Notwithstanding anything herein to the contrary, in no event shall the Copyright Collateral include, and Borrower shall be not deemed to have granted a security interest in, any of Borrower's rights or interests in any license, contract or agreement to which Borrower is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of applicable law or such license, contract or agreement or otherwise, result in a violation of such law or a breach of the terms of, or constitute a default under any license, contract or agreement to which Borrower is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such law or provision, the Copyright Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such law or provision had never been in effect.

              Borrower does hereby further acknowledge and affirm that the rights and remedies of Lender with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, Borrower has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the 12/th/ day of August, 2002.

                                        IPRINT TECHNOLOGIES, INC.,
                                        a Delaware corporation

                                        By:_________________________

                                        Name:
                                        Title:

                                   SCHEDULE A
                                       TO
                      GRANT OF COPYRIGHT SECURITY INTEREST

U.S. Copyrights:
----------------

      Title        Registration No.        Date of Issue        Registered Owner
      -----        ----------------        -------------        ----------------


Pending U.S. Copyright Registrations & Applications:
----------------------------------------------------

      Title        Reference No.         Date of Application  Copyright Claimant
      -----        -------------         -------------------  ------------------

                                                                      EXHIBIT IV
                                                           TO SECURITY AGREEMENT

                          SECURITY AGREEMENT SUPPLEMENT

         This SECURITY AGREEMENT SUPPLEMENT, dated ___________, is delivered pursuant to the Security Agreement, dated as of August 12, 2002 (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), by and between iPrint Technologies, Inc., a Delaware corporation ("Borrower"), and MadeToOrder.com, Inc., a Delaware corporation ("Lender"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

         Subject to the terms and conditions of the Security Agreement, Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in and to the Intellectual Property Collateral listed on Supplemental Schedule [l(a)] [1(b)] [l.(c)] attached hereto, wherever the same may be located. All such Intellectual Property Collateral shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Security Agreement.

         IN WITNESS WHEREOF, Borrower has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                         IPRINT TECHNOLOGIES, INC.,
                                         a Delaware corporation

                                         By:_______________________________
                                         Name:
                                         Title: